Secutities Purchased Pursuant to Rule 10F3
Morgan Grenfell High Yield Bond Fund April to June 2000
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
				Security Purchased			Comparison Security		Comparison Security

Issuer			Orion Power					TNP Enterprises

Underwriters		Goldman, BofA, DB Alex. Brown, 	CIBC, Chase, Barclay
				Fleet Paribas

Years of continuous
operation, including
predecessors		> 3 years					> 3 years

Security 			ORION 12%, 5/1/10				TNP 10.25%, 4/1/10

Is the affiliate a
manager or co-manager
of offering?		co-manager					no

Name of underwriter or
dealer from which
purchased			Goldman 					n/a

Firm commitment
underwriting?		yes						yes

Trade date/Date of
Offering			4/20/2000					3/31/2000

Total dollar amount of
offering sold to QIBs	$375,000,000				$275,000,000

Total dollar amount of
any concurrent public
offering	 		$-   		 				$-

Total				$375,000,000				$275,000,000

Public offering price	100.00 					100.00

Price paid if other
than public offering
price				 same 					n/a

Underwriting spread or
commission			5.625%					3.00%

Rating			Ba3/B+					Ba3/BB+

Current yield		10.00%					10.25%

Total par value
purchased			$1,500,000					n/a

$ amount of purchase	$1,500,000 					n/a

% of offering purchased
by fund			0.40%						n/a

% of offering purchased
by associated funds	0.00%						n/a

Total				0.40%						n/a

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